Exhibit 10.9

English Translation

FORM OF MAXIMUM GUARANTEE CONTRACT

Bank of Quanzhou Co., Ltd.

Maximum Guarantee Contract

No.: 190120100511006-2

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Creditor: Shishi Branch of Bank of Quanzhou Co., Ltd. (“Party A”)

Legal Representative: Wang Qicong

Address: Shishi City

Tel: 88553503

And

Guarantor:                                                                       (“Party B”)

Legal Representative:

Address:

Tel:

Important Notes: This Contract is entered into pursuant to relevant laws and regulations, on the basis of equal footing and free will. All terms hereof meet true intents of the parties hereto. In order to sufficiently protect legal rights of Guarantor, Creditor hereby reminds Guarantor of the importance of reading the terms hereof in boldface carefully, and of paying more attention to the meanings of such terms.

Party B is willing to grant Party A guarantees (counter-guarantees) for ensuring claims of Party A. In order to define their rights and obligations, the parties hereto enter into this Contract through negotiation, on the basis of equal footing, in accordance with the Contract Law, the Guarantee Law and other relevant laws and regulations.

Article 1    Guaranteed Principal Claims

1.1                     Principal Claims guaranteed by Party B from May 11, 2010 to May 11, 2011 (including both commencement date and expiry date) shall be amount to no more than a Maximum Balance of RMB5,000,000 (Five Million) (the amount in words shall prevail in the event of any difference) for claims arising out of borrowing contracts, bank acceptance agreements, guarantee opening agreements and other financing documents (“Major Contracts”) between Party A and Zuoan Dress Co., Ltd., Shishi (“Borrower”), regardless of whether such Claims have become due during the above period.

1.2                     “Maximum Balance” mentioned above shall only mean Maximum Balance of principal obligations. Guarantee Scope shall be subject to Article 3.

Article 2    Form of Guarantee

Party B shall bear the joint and several guarantee liabilities.

Article 3    Scope of Guarantee (“Guarantee Scope”)

Guarantee Scope under Maximum Guarantee granted by Party B shall cover principals of Principal Claims, interest accruals, penalties, compound interests, liquidated damages, damages and fees for getting Claims (including but not limited to court fees and attorney fees); however, fees for getting Claims shall not be included in Maximum Balance as provided in Article 1.1.

Article 4    Period of Guarantee (“Guarantee Period”)

4.1                     If Major Contracts are loan agreements, Guarantee Period hereunder shall be two (2) years from next day of expiry of borrowings under Major Contracts. If borrowings are declared as earlier expiry pursuant to Major Contracts by Party A, Guarantee Period hereunder shall be two (2) years from next day of earlier expiry of borrowings.

4.2                     If Major Contracts are bank acceptance agreements, Guarantee Period hereunder shall be two (2) years from next day of performing guarantee obligations by Party A.

4.3                     If Major Contracts are guarantee opening agreements, Guarantee Period hereunder shall be two (2) years from next day of performing guarantee obligations by Party A.

4.4                     If Major Contracts are financing documents, Guarantee Period hereunder shall be two (2) years from next day of expiry or earlier expiry of Claims determined under Major Contracts.

Article 5    Representations and Warranties by Party B

Party B makes representations and warranties to Party A as follows:

5.1                     It has the qualifications to act as Guarantor according to law, and it has obtained authorizations or approvals necessary for the guarantees hereunder in favor of Party A pursuant to procedures and authority under the articles of association. The granting of guarantees by it will not violate laws, regulations and other relevant provisions.

5.2                     If it is a listed company or a subsidiary controlled by a listed company, it shall disclose information concerning performance of the guarantees in a timely manner pursuant to the Securities Law, the Listing Rules of Stock Exchange, and other laws, regulations and rules.

5.3                     It is sufficiently capable of bearing the guarantee liabilities, and such guarantee liabilities will not be mitigated or exempted due to any orders, change of financial conditions, or any agreement between it and a third party.

5.4                     It is aware of the use of obligations under Major Contracts, and it is willing to grant the guarantees in favor of Borrower. Meanwhile, its intents under this Contract are true in any respect.

5.5                     All data or information provided to Party A is true, accurate and complete and does not include any false records, material omissions or misleading statements.

5.6                     If Party B is a natural person, in addition to the above, it shall make the following representations and warranties as well:

A.                        It has full civil legal rights and full behavioral competency;

B.                          It has legal income sources and sufficient subrogation competency;

C.                          No allegations of bad credit have been made against it, such as overdue payment of loans, default in paying interest accruals, malicious overdraft or avoidance of debts;

D.                         No allegation of criminal or unethical acts have been made against it, such as gambling and/or drug taking;

E.                           It has obtained written consents from its spouse for granting the guarantees to Party A.

Article 6    Undertakings by Party B

Party B makes undertakings to Party A as follows:

6.1                     It shall unconditionally perform the guarantee liabilities hereunder within five working days upon receipt of notice from Party A under any of the following circumstances:

A.                        Borrower has failed to pay the due Principal Claims (including those Principal Claims that become due earlier);

B.                          Party B or Borrower has been petitioned for bankruptcy or close-down, or liquidation, dissolutions, suspension for rectification, or its business license has been cancelled or withdrawn.

6.2                   If Principal Claims are guaranteed by collaterals, Party A shall be entitled to request Party B to perform the guarantee liabilities or to do so together with the guarantor who has granted the collaterals guarantees, regardless of whether such collaterals are provided by Borrower or a third party. In such case, Party B undertakes not to bring a defense. Guarantee liabilities of Party B shall be kept valid, and shall not become invalid or exempted, even if Party A waives, changes or loses other security interests.

6.3                     It shall provide financial information, taxation vouchers and other relevant information reflecting its financial condition in a timely manner.

6.4                     Party B shall continue to perform the guarantee liabilities hereunder and the consents of Party B shall not be required under any of the following circumstances:

A.                         Party A and Borrower negotiate on modification of Major Contracts without imposing additional guarantee liabilities against Party B;

B.                         Party A transfers Principal Claims to a third party.

6.5                     Party A’s benefits shall not be damaged if the guarantees are granted to a third party in any form.

6.6                   It is required to send a thirty-day notice to Party A in the event of demutualization, joint operating, consolidation, merger, joint venture, division, reduction of capital, change of share, transfer of material assets, transfer of claims, and other acts that may adversely affect rights and benefits of Party A hereunder. Any of the above activities can only be conducted provided that written consents from Party A have been obtained or its arrangement for its guarantee liabilities hereunder satisfy Party A. Otherwise, it is not allowed to conduct any of the above activities.

6.7                     It shall send a timely notice to Party A under any of the following circumstances:

A.                        Modification or change of articles of association, business scope, registered capital and shares, or replacement of legal representatives;

B.                          Out-of-business, dissolution, liquidation, suspension for rectification, cancellation or withdrawal of business license, or petition for bankruptcy against it;

C.                          Involvement or possible involvement in material economic disputes, lawsuits, arbitrations, or its properties have been sealed, seized or monitored by the court according to law;

D.                         If Party B is a natural person, it has changed its address or contact methods, or it begins to serve a new employer;

E.                           It has acquired a large amount of loan or provided external guarantees.

6.8                     It shall accept written notice from Party A.

Article 7    Undertakings by Party A

Undertakings by Party A: to keep confidential relevant documents, financial information and non-public information in other relevant data, submitted by Party B in the performance of its obligations hereunder, unless otherwise provided by laws, regulations and rules.

Article 8    Determination of Principal Claims

Claims under Maximum Guarantee shall be determined under any of the following circumstances:

A.                       Expiry of the term as specified in Article 1.1;

B.                         It is impossible for new Claims to occur;

C.                         Borrower and/or Party B are disclosed as bankrupt or are cancelled;

D.                        Other circumstances as specified for determining Claims by laws and regulations.

Article 9    Breach

9.1                     Any party shall be deemed to breach this Contract; provided that it fails to perform any of its obligations hereunder or violates any of its statements, warranties and undertakings after this Contract becomes effective. Meanwhile, such party shall indemnify losses caused to the other party.

9.2                   Party A shall be entitled to deduct amounts from all accounts opened by Party B with Bank of Quanzhou Co., Ltd. and its branches for satisfying obligations under Major Contracts if Party B fails to perform its guarantee liabilities hereunder. If currency of deducted amount is different from that of amount under Major Contracts, a conversion will be made at applicable exchange rate published by Party A on the date of making such deduction. All interest accruals and other charges, and balance arising out of fluctuation of exchange rate from the date of making deduction to the date of payment (i.e., the date when Party A makes deduction pursuant to policies of the State Administration of Foreign Exchange, makes conversion into currency of amount under Major Contracts, and pays for obligations under Major Contracts), shall be paid by Party B.

9.3                     Unless otherwise provided in this Contract, the other party shall be entitled to take any other measures as specified by laws, regulations and rules of the PRC if any party breaches this Contract.

Article 10    Effectiveness, Modification and Termination

10.1               This Contract comes into effect as of the date when it is signed.

10.2               Any modification to this Contract shall be made in writing through negotiation by the parties hereto. Such modification terms or agreements shall be integral to this Contract, and shall have the same force and effect as this Contract. Save for modifications, the other parts of this Contract shall remain effective, and original terms of this Contract shall remain effective before such modifications become effective.

10.3               Invalidity or non-enforcement of any provision of this Contract shall not affect validity and enforcement of the remaining terms, nor affect validity of the entire Contract.

10.4               Any modification to and/or termination of this Contract shall not affect rights of the parties to claim compensation for their respective losses. Termination of this Contract shall not affect validity of the terms in relation to dispute resolutions.

Article 11    Dispute Resolutions

Conclusion, validity, interpretation, performance of, and dispute resolutions in relation to, this Contract shall apply the laws of the PRC. Any difference and disputes arising out of or in relation to this Contract shall be resolved through negotiation by the parties hereto; if not reached, such dispute shall be resolved as specified in Clause B below:

A.                       Submit to               Arbitration Committee, which will conduct arbitration according to its rules in force and effect at the time of submitting arbitration application at (place of arbitration). The awards shall be final and binding upon the parties hereto.

B.                         Bring a lawsuit to the People’s Court at the residence of Party A.

Article 12    Miscellaneous

12.1               Without written consents from Party A, Party B shall not transfer its rights or obligations hereunder in whole or part.

12.2               Any failure to exercise, in whole or part, or any delay to exercise any of its rights hereunder by Party A shall not constitute a waiver or change of such rights or any other rights, nor affect further exercise of such rights or any other rights by it.

12.3            Party A shall be entitled, in accordance with relevant laws, regulations or other regulatory documents or requirements of financial regulatory institutions, to provide information in relation to this Contract and other relevant information to the basic credit information database of People’s Bank of China or other credit database established according to law for search and use by eligible institutions or individuals. Meanwhile, Party A shall be entitled to search relevant information of Party B through basic credit information database of People’s Bank of China or other credit database established according to law for purpose of conclusion and performance of this Contract.

12.4            Party A shall be entitled to conduct credit sanctions against Party B, to report to relevant authorities or entities, and to make announcement for collection through news media if Party B fails to perform its guarantee obligations.

12.5               This Contract is made in two counterparts; with each party holding one counterpart respectively, and each counterpart shall have the same force and effect as the other counterpart.

Article 13    Others

13.1	.

13.2	.

Lender has reminded Guarantor of the complete and accurate understanding of the terms of this Contract - in particular, the terms in boldface - and has made explanations on appropriate terms at the request of Guarantor, according to which Guarantor confirms that there are no misunderstandings or doubts for it to understand the terms of this Contract.

Party A: Shishi Branch of Bank of Quanzhou Co., Ltd. (Common Seal)

Authorized Signatory:	(Sign or Seal)

Party B:	(Common Seal)
Legal Representative:

Date: